Jacksonville Bancorp Inc.
ATTN: VALERIE A. KENDALL
P.O. BOX 40466
JACKSONVILLE, FL 32203-0466

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99222-S41928 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JACKSONVILLE BANCORP, INC.

The Board of Directors recommends you vote "FOR" the following proposals:

		For	Against	Abstain
1.	Approval of the Agreement and Plan of Merger, dated as of September 30, 2015, between Jacksonville Bancorp, Inc. and Ameris Bancorp, and the transactions contemplated therein.	☐	☐	☐
2.	Approval of an amendment to the articles of incorporation of Jacksonville Bancorp, Inc. to eliminate the right, as it relates to the merger, of holders of nonvoting common stock of Jacksonville Bancorp, Inc. to elect to receive nonvoting securities of Ameris Bancorp.	☐	☐	☐
3.	Approval, on a non-binding advisory basis, of compensation that certain executive officers of Jacksonville Bancorp, Inc. may receive under existing agreements or arrangements with Jacksonville Bancorp, Inc. in connection with the merger.	☐	☐	☐
4.	Approval of an adjournment or postponement of the special meeting, if necessary or appropriate, to further solicit proxies.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

If you have not voted via the Internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

M99223-S41928

JACKSONVILLE BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

I, the undersigned shareholder of Jacksonville Bancorp, Inc. (the "Company"), Jacksonville, Florida, do hereby nominate, constitute and appoint Valerie A. Kendall and Scott M. Hall, or any one or more of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $.01 per share, of the Company, held in my name on its books as of February 1, 2016 at the Special Meeting of Shareholders to be held on Friday, March 11, 2016, and at any and all adjournments.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted "FOR" Proposals 1 through 4.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting of Shareholders.

Continued and to be signed on reverse side